Calculation of Filing Fee Tables
S-1
Equitable Financial Life Insurance Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Interests in Market Stabilizer Option	Other			$ 813,291,238.23	0.0001381	$ 112,315.52
Fees Previously Paid		Other	Interests in Market Stabilizer Option	457(o)			$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 813,291,238.23		$ 112,315.52
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 36,360.52
			Net Fee Due:						$ 75,955.00
Offering Note
[1]	An indeterminate number or amount of interests that may from time to time be issued at indeterminate prices in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Equitable Financial Life Insurance Co	S-1	333-284947	04/22/2025		$ 36,360.52	Other	Interests in Market Stabilizer Option		$ 239,389,395.00
Fee Offset Sources		Equitable Financial Life Insurance Co	S-1	333-284947		04/22/2025						$ 36,360.52
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The unsold securities are deemed deregistered upon effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date